UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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China Energy Recovery, Inc.

(Name of Registrant as Specified In Its Charter)

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CHINA ENERGY RECOVERY, INC.
Building#26, No. 1388 Zhangdong Road
Zhangjiang Hi-tech Park
Shanghai, China 201203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

October 29, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of China Energy Recovery, Inc., a Delaware corporation (the “Company”). The meeting will be held at the Company’s headquarters, located at Building#26, No. 1388 Zhangdong Road, Zhangjiang Hi-tech Park, Shanghai, China 201203, on Monday, October 29, 2012 at 9:30 a.m., local time, for the following purposes:

1.	To elect five directors to serve for the ensuing year and until their successors are elected.
2.	To ratify the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as our independent registered public accounting firm for the fiscal year ending December 31, 2012.
3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is August 31, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Regardless of whether you plan to attend the Annual Meeting, please vote your shares as soon as possible so that your shares will be voted in accordance with your instructions. For specific voting instructions, please refer to the instructions on the proxy card or on the Notice of Internet Availability of Proxy Materials that was mailed to you. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person.

By Order of the Board of Directors Qinghuan Wu, Chief Executive Officer
Shanghai, China September 7, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON OCTOBER 29, 2012 — THE PROXY STATEMENT AND THE 2011 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.IPROXYDIRECT.COM/CGYV.

i

CHINA ENERGY RECOVERY, INC.
Building#26, No. 1388 Zhangdong Road
Zhangjiang Hi-tech Park
Shanghai, China 201203

PROXY STATEMENT FOR THE
2012 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement contains information related to the 2012 Annual Meeting of Stockholders (“Annual Meeting”) of China Energy Recovery, Inc., a Delaware corporation (“we”, “us”, “our”, “CER”, or “the Company”), to be held at the Company’s headquarters, located at Building#26, No. 1388 Zhangdong Road, Zhangjiang Hi-tech Park, Shanghai, China 201203, on Monday, October 29, 2012 at 9:30 a.m., local time, and at any postponements or adjournments thereof.

Pursuant to rules adopted by the SEC, we are providing stockholders with Internet access to our proxy materials. Our Board of Directors has made these proxy materials available to you on the Internet on or about September 7, 2012 at https://www.iproxydirect.com/CGYV which is the website described in the Notice of Internet Availability of Proxy Materials (the “Notice”) mailed to stockholders of record and beneficial holders. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners of our stock, and filing the Notice with the SEC, on or about September 7, 2012. In addition to our proxy materials being available for review at https://www.iproxydirect.com/CGYV, the site contains instructions on how to access the proxy materials over the Internet or to request a printed copy, free of charge.

You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this Proxy Statement. You do not need to attend the meeting to vote your shares. Instead, you may simply complete and return a proxy card.

Record Date

Our Board of Directors has set August 31, 2012 as the record date (the “Record Date”) for the Annual Meeting. Only holders of record of the Company's common stock, $0.001 par value per share (the “Common Stock”) and the Company’s Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponements thereof.

On the Record Date there were 31,085,859 shares of Common Stock and 200,000 shares of Series A Preferred Stock issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock registered in his or her name on the record date. Each holder of Series A Preferred Stock is entitled to that number of votes equal to the number of shares of common stock into which his or her shares of Series A Preferred Stock are convertible into on the record date. On the record date, each share of Series A Preferred Stock was convertible into 0.52910 shares of Common Stock.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our Bylaws provide that a majority of the outstanding shares of common and preferred stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.

Voting by Proxy

If your shares are registered directly in your name with Corporate Stock Transfer, Inc., our transfer agent, you are considered a stockholder of record. As a stockholder of record at the close of business on the Record Date, you can vote in person at the Annual Meeting or you can provide a proxy to be voted at the meeting by signing and returning the enclosed proxy card. If you submit a proxy card, we will vote your shares as you direct. If you submit a proxy card without giving specific voting instructions, those shares will be voted as recommended by the Board of Directors, which means your shares will be voted “For” all the nominees to the Board of Directors in Proposal I, and “For” Proposal II. If any other matter is properly presented at the Annual Meeting, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares using their best judgment.

If your shares are held in a stock brokerage account or otherwise by a nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares cannot be voted and will be treated as broker non-votes.

Required Vote

Election of Directors.  Directors are elected by a plurality of the affirmative votes cast by those shares of Common Stock and Series A Preferred Stock (voting together as a single class) present, either in person or represented by proxy, and entitled to vote at the Annual Meeting. Broker non-votes will count towards the quorum but will have no effect on the outcome of the vote. Stockholders do not have the right to cumulate their votes for directors.

Ratification of the Auditors.  The affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock (voting together as a single class) present, either in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

Revocation of Proxy

Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Annual Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at anytime by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Annual Meeting, or (iii) attendance at the Meeting and voting in person. If your shares are held in street name, you must follow the instructions provided by your broker or bank.

Cost of Proxy Solicitation

We will pay for the entire cost of soliciting proxies by our Board of Directors. In addition to the solicitation of proxies by mail, solicitation may be made personally or by telephone or electronic communication by our directors, officers and employees, none of whom will receive additional compensation for these services. We will reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to the beneficial owners of our Common and Series A Preferred Stock.

Stockholder Proposals for next Annual Meeting

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders of the Company may present proper proposals for inclusion in the Company's Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the Proxy Statement distributed to stockholders prior to the annual meeting of stockholders in the year 2013, a stockholder proposal must be received by the Company no later than May 10, 2013 and must otherwise comply with the requirements of Rule 14a-8.

In order to be considered for presentation at the annual meeting of stockholders in the year 2013, although not included in the Proxy Statement, a stockholder proposal or nomination must comply with the requirements of the Company’s Bylaws.

To be timely, proposals must be received by the Company no later than August 8, 2013 and no earlier than July 9, 2013; provided, however, that in the event that the date of the 2013 annual meeting is more than thirty (30) days before or after October 29, 2013, notice by the stockholder to be timely must be so delivered not less than 30 days and not more than 60 days before the Company mails its proxy materials for the 2013 annual meeting.

To be timely, nominations to the Board of Directors must be received by the Company no later than July 24, 2013 and no earlier than June 24, 2013; provided, however, that in the event that the date of the 2013 annual meeting is more than thirty (30) days before or after October 29, 2013, notice by the stockholder to be timely must be so delivered not less than 45 days and not more than 75 days before the Company mails its proxy materials for the 2013 annual meeting.

Stockholder proposals and/or nominations should be delivered in writing to China Energy Recovery, Inc., Building#26, No. 1388 Zhangdong Road, Zhangjiang Hi-tech Park, Shanghai, China 201203 Attention: Secretary.

PROPOSAL I

ELECTION OF DIRECTORS

There are five nominees for election to the Company's Board of Directors. The names of the persons who are nominees for director and their positions and offices with the Company are set forth in the table below. Each director to be elected will hold office until the 2013 annual meeting of stockholders and until his of her successor is elected and duly qualified, or until such director's earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee as management may propose. Each of the nominees listed below has been nominated for and has agreed to stand for election and management has no reason to believe that any nominee will be unable to serve.

The following table provides information regarding each nominee to our Board of Directors:

Name	Age	Position
Qinghuan Wu	65	Chairman of the Board and Chief Executive Officer
Qi Chen	41	Chief Operations Officer and Director
Estelle Lau	45	Director
Dr. Yan Sum Kung	69	Director
Jules Silbert	84	Director

Qinghuan Wu — Chairman and Chief Executive Officer

Qinghuan Wu has been a director, the Chairman of our Board and our Chief Executive Officer since April 2008 and served as our acting Chief Financial Officer from November 2009 until June 2011. Mr. Wu has devoted his 40-year career to the design and production of waste heat boilers and energy recovery systems, and related technological development. Mr. Wu has been the Executive Director of our subsidiary Haie Hi-tech Engineering (Hong Kong) Company Limited, which was founded in January 2002. Between 1992 and 2004, Mr. Wu founded or held positions with numerous companies and research institutes whereby he developed significant expertise related to the energy recovery business. Mr. Wu was the founder and President of Zhangjiagang Hai Lu Waste Heat Boiler Research Institute between 1992 and 1998, the Executive Director of Kunshan Kun Lun Hi-technology Engineering Co., Ltd. between 1996 and 2004 and the founder and Executive Director of Zhangjiagang Hai Lu Kun Lun Hi-Technology Engineering Co., Ltd. between 1997 and 2001. Before that, Mr. Wu worked for 23 years (from 1969 until 1992) as a research engineer at the Nanjing Chemical Industry Research Institute, the largest research institute under the Chinese Ministry of Chemical Industry. Mr. Wu has served as the executive member of the Chinese Sulfur Industry Association since 1999. Mr. Wu was granted the China National Science and Technology Advancement Award and Technology Award of the Chinese Ministry of Chemical Industry for his technological innovation in the waste heat recovery field. Mr. Wu holds a bachelor degree in Process Equipment and Control Engineering from Beijing University of Chemical Technology, Beijing, China. We believe Mr. Wu’s qualifications to serve on our Board of Directors include his intimate knowledge of our operations as a result of his day to day leadership as our Chief Executive Officer.

Qi Chen — Director, Chief Operations Officer

Qi Chen has been a director and our Chief Operations Officer since April 2008. Mr. Chen is also the General Manager of our wholly-owned subsidiary, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd. (“Shanghai Engineering”), a position he has held since May 2007, and the General Manager of our wholly-owned subsidiary, CER Energy Recovery (Shanghai) Co., Ltd., a position he has held since February 2009. Mr. Chen joined Shanghai Engineering in 1997 as a member of its design, engineering, and sales departments. Before joining Shanghai Engineering, Mr. Chen served as a trader for the Xiamen Trading and Development

Co. for six years. Mr. Chen holds a bachelor degree in engineering from Xiamen University, Xiamen, China. We believe Mr. Chen’s qualifications to serve on our Board of Directors include his knowledge of the industry in which we operate.

Estelle Lau — Director

Estelle Lau has been a director of the Company since October 2009. Ms. Lau has been a consultant for the past 10 years in the venture capital community focusing on cross-border investments in Asia, mainly in Chinese-speaking countries. Ms. Lau has served as General Counsel to pan-Asian venture funds, including CVM Capital and Crimson Capital. Ms. Lau has held the position of Vice President at 51Job (NASDQ:JOBS), the leading provider of HR services in China, serving as internal counsel and managing investor relations in the U.S. Ms. Lau also worked as an independent consultant at Kmart Corporation as Acting VP of Global Sourcing and Compliance and served as General Counsel and managed investor relations for Shine Media Acquisition Corporation. Currently she heads Development and Communications for CASBS at Stanford University, an independent center focused on the social and behavioral sciences. Ms. Lau was an Associate Professor of Law at SUNY Buffalo School of Law and has a B.A. in Sociology and Philosophy from Wellesley College, an M.A. and Ph.D. in Sociology from the University of Chicago and a J.D. from Harvard Law School. We believe Ms. Lau’s qualifications to serve on the Board of Directors include her extensive financial and legal experience.

Dr. Yan Sum Kung — Director

Dr. Yan Sum Kung became a director of the Company in June 2011. Since June 1980, Dr, Kung has been Director of Chinachem Group, a property developer based in Hong Kong, and since January 2010, Dr. Kung has been Chairman of its Executive Committee. From September 1981 to December 2009, Dr. Kung was a practicing doctor in Hong Kong. We believe Dr. Kung’s qualifications to serve on our Board of Directors include his experience as a sophisticated property developer which we believe will contribute to the proper management of the Company’s assets and oversight of its financial development.

Jules Silbert — Director

Jules Silbert became a director of the Company in June 2011. Mr. Silbert has been an independent consultant since January 2002, focusing on marketing, e-commerce, consumer behavior and information technology systems, working with leading consumer retailers and direct marketing firms, among others. Prior to his consulting activities, Mr. Silbert was an Executive Vice President of Brylane, a private, then public, company, concentrating on strategic planning, growth initiatives, and business development from September 1991 until March 1999. Mr. Silbert was also a member of the board of directors of Brylane from 1991 to 1999. From 1983 to 1991, Mr. Silbert was the founder and principal of The Silbert Group, a management consulting firm focused on the direct marketing business segment. Prior to his management consulting firm, Mr. Silbert worked with General Electric and Lane Bryant, and was a member of the board of directors of Lane Bryant. Mr. Silbert has been a member of the boards of several private and public companies and non-profit entities. Mr. Silbert has a Bachelor of Electrical Engineering degree from NC State University, and has been involved as a member of senior management in strategic planning, and innovative growth strategies throughout his career. We believe Mr. Silbert’s qualifications to serve on our Board of Directors include his background in electrical engineering and his experience with leading US and international firms in industrial equipment marketing, consumer marketing, and information technology systems, together with his extensive senior executive and board positions, which we believe will provide the Company with a wealth of management and marketing experience and board and management governance enhancement.

THE BOARD OF
DIRECTORS RECOMMENDS
A VOTE “FOR” ALL OF THE NOMINEES IN
PROPOSAL I

CORPORATE GOVERNANCE

Board Leadership Structure

The Board considers and establishes the appropriate leadership structure for the Company. The Board has concluded that the Company and its stockholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board. The Board believes that it is important to retain the flexibility to make this determination based on the circumstances at the time of the determination, recognizing that no single leadership structure will best serve the Company in all cases. This allows the Board to use its broad experience and knowledge to elect the most qualified director as Chairman of the Board, while maintaining its ability to either separate or combine the roles of Chairman and Chief Executive Officer.

Qinghuan Wu serves as our Chief Executive Officer and Chairman of the Board. The Board believes that Mr. Wu’s diverse work experience, his education, and his demonstrated leadership ability make him the best choice currently to serve as our Chairman of the Board. The Board believes that the Company’s current model of the combined Chairman/CEO role is the appropriate structure for CER at this time.

Independence of the Board of Directors

We undertook a review of the independence of our directors and, using the definitions and independence standards for directors provided in the rules of The Nasdaq Stock Market, although not required as the standard for the Company as its stock is traded in the over-the-counter market, considered whether any director has a material relationship with us that could interfere with his or her ability to exercise independent judgment in carrying out their responsibilities. As a result of this review, we affirmatively determined that Estelle Lau, Dr. Yan Kung and Jules Silbert are “independent” within the meaning of the applicable Nasdaq rules.

Committees of the Board of Directors

The Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Each committee member qualifies as “independent” under the rules and regulations of the SEC and the Nasdaq Stock Market.

Audit Committee

The current members of the Company’s Audit Committee are Estelle Lau and Jules Silbert. Ms. Lau is the chairman of the committee and qualifies as an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The Audit Committee reviews and reports to the Board on our internal accounting and financial controls and on the accounting principles and auditing practices and procedures to be employed in preparing and reviewing our consolidated financial statements. The Audit Committee is also responsible for engaging and overseeing our independent public accountants, the scope of the audit to be undertaken by such accountants and the pre-approval of any audit and permitted non-audit services provided by such accountants. During 2011, the Audit Committee held six meetings. The Audit Committee does not at this time have a formal written charter.

Compensation Committee

The current members of the Company’s Compensation Committee are Estelle Lau and Dr. Yan Sum Kung. Dr. Kung is chairman of the committee. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the Company’s executive officers and other managerial employees, including the determination, in its discretion, of the amount of annual bonuses, if any, for our executive officers and other professionals. The Compensation Committee advises and consults with our senior executives as may be requested regarding managerial personnel policies. The Compensation Committee did not formally meet during 2011. The Compensation Committee does not at this time have a formal written charter.

Nominating Committee

The current members of the Company’s Nominating Committee are Dr. Kung and Jules Silbert. Mr. Silbert is chairman of the committee. The Nominating Committee identifies and recommends nominees to the Board of Directors. The Nominating Committee did not formally meet during 2011.

The Nominating Committee is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a Board. The Nominating Committee reviews the composition of the Board in light of the Company's changing requirements, its assessment of the Board's performance, and the inputs of stockholders and other key constituencies.

While the Nominating Committee has not adopted specific minimum criteria for director nominees, the Committee looks for certain characteristics common to all board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service.

In addition, the Nominating Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills that can help the Board to meet the broad set of challenges that it confronts. These individual qualities can include matters like experience in the Company's industry, technical experience (for example, financial or technological expertise), experience gained in situations comparable to the Company's, leadership experience, and relevant geographical experience. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

The Nominating Committee will consider all bona fide candidates for election to the Board of Directors and will consider any stockholder nominations pursuant to the same criteria, provided those nominated are submitted in accordance with applicable law and within the time periods set forth herein for receipt of stockholder proposals for the 2013 annual meeting of stockholders. The Nominating Committee does not at this time have a formal written charter.

Meetings of the Board of Directors

The Board of Directors formally meet twice during 2011, and acted twice by unanimous written consent. All directors attended at least 75% of the meetings of the Board of Directors held during the period for which they were a director.

We expect all of our directors to attend the 2012 Annual Meeting of Stockholders. We do not maintain a formal policy regarding director attendance at our annual meeting of stockholders.

The Board's Role in Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest of director nominees. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Stockholder Communications with the Board of Directors

Stockholders may contact members of the Board of Directors by writing to them care of China Energy Recovery, Inc., Building#26, No. 1388 Zhangdong Road, Zhangjiang Hi-tech Park, Shanghai, China 201203 Attention: Secretary. The Secretary will forward correspondence to the directors from time to time.

Code of Ethics

We do not currently have a Code of Ethics in place for the Company. The Company seeks advice and counsel from outside experts such as our lawyers on matters relating to corporate governance. We recognize that adopting a Code of Ethics would be a valuable addition to our corporate structure, but do not believe it is necessary at this time.

Report of the Audit Committee*

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is responsible for reviewing, approving and managing the engagement of the Company's independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefore, and all other matters the audit committee deems appropriate, including the Company's independent registered public accounting firm's accountability to the Board of Directors and the Audit Committee. The Audit Committee reviewed with the Company's independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the Company's independent registered public accounting firm's examination of the financial statements. In addition, the Audit Committee discussed with the Company's independent registered public accounting firm the independent registered public accounting firm's independence from management and the Company, including the matters in the written disclosures and the letter regarding its independence as required by the applicable requirements of the Public Company Oversight Board regarding the independent accountant's communications with the audit committee concerning independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independent registered public accounting firm's independence.

The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for its audits, and received from them written disclosures and letter regarding their independence. The Audit Committee meets with the Company's independent registered public accounting firm, with and without management present, to discuss the results of its examinations and the overall quality of the Company's financial reporting. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. The audit committee has also retained PricewaterhouseCoopers Zhong Tian CPAs Limited Company as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

Audit Committee:
Estelle Lau
Jules Silbert

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL II

RATIFICATION OF
SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PwC”) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PwC as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Board of Directors, on behalf of the Audit Committee, is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required.  The affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock (voting together as a single class) present, whether in person or represented by proxy, and entitled to vote at the Annual Meeting is required to ratify the selection of PwC. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal II.

THE BOARD OF
DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL II

Principal Accountant Fees

PwC, audited the Company's financial statements for fiscal years 2010 and 2011. The following is a summary of fees billed by our independent auditors for services rendered during each of the years ended December 31, 2010 and 2011:

Audit Fees.  For the years ended December 31, 2010 and December 31, 2011, the aggregate fees billed for professional services rendered for the audit of our annual financial statements, the review of our financial statements included in our quarterly reports, and services provided in connection with regulatory filings were approximately $402,397 and $421,563, respectively.

Audit Related Fees.  For the years ended December 31, 2010 and December 31, 2011, there were no fees billed for professional services by our independent auditors for assurance and related services.

Tax Fees.  For the years ended December 31, 2010 and December 31, 2011, there were no fees billed for professional services rendered by our independent auditors for tax compliance, tax advice or tax planning.

All Other Fees.  For the years ended December 31, 2010 and December 31, 2011, there were no other fees billed for other professional services by our independent auditors.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has the responsibility for appointing, evaluating and retaining the Company’s independent registered public accounting firm and overseeing their work. All audit services to be provided to the Company and all non-audit services, other than de minims non-audit services, to be provided to the Company by the independent accountants must be approved in advance by the Audit Committee.

SECURITY OWNERSHIP
OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of August 31, 2012, we had 31,085,859 shares of Common Stock and 200,000 shares of Series A Preferred Stock issued and outstanding. The following table sets forth information regarding beneficial ownership of our stock as of August 31, 2012 for: (i) each of our executive officers and directors; (ii) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of each class of our common stock; and (iii) all of our directors and executive officers as a group:

	Amount and Nature of Beneficial Owner(s)(1)			Percentage of Beneficial Ownership
Name and Address of Beneficial Owner(s)	Common Stock		Series A Preferred Stock	Common Stock	Series A Preferred Stock
Qinghuan Wu	11,454,254		-0-	36.8%	—
Qi Chen	100,000		-0-	*	—
Simon Dong	10,000		-0-	*	—
Estelle Lau	60,000	(2)	-0-	*	—
Dr. Yan Sum Kung	40,000	(2)	-0-	*	—
Jules Silbert	40,000	(2)	-0-	*	—
Jialing Zhou	8,302,836	(3)	-0-	26.7%	—
Dexamenos Development S.A. 6 Rue Adolphe, Luxembourg	-0-		200,000	—	100%
All officers and directors as a group (six persons)	11,704,254		-0-	37.5%	—

*	Represents less than one percent.
(1)	Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. Unless as otherwise set forth in the table, the address of each beneficial owner is c/o China Energy Recovery, Inc., Building#26, No. 1388 Zhangdong Road, Zhangjiang Hi-tech Park, Shanghai, China 201203.
(2)	Consists of shares of common stock issuable within 60 days of August 31, 2012 upon exercise of outstanding options.
(3)	Ms. Zhou is the wife of Qinghuan Wu, the Company’s Chairman and Chief Executive Officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities that are registered pursuant to Section 12 of the Securities Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the Forms 3, 4 and 5 (and amendments thereto) furnished to us for the fiscal year ended December 31, 2011, we believe that our directors, officers and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements, other than the filing of a late Form 4 by Jules Silbert and the filing a late Form 3 and Form 4 by Dr. Yan Sum Kung.

EXECUTIVE OFFICERS OF THE COMPANY

The Company's one non-director executive officer, his age and his position are as follows:

Name	Age	Position
Simon Dong	32	Acting Chief Financial Officer

Simon Dong has served as the financial controller of the Company since November 2009, and since June 2011, the acting Chief Financial Officer. From December 2007 to November 2009, Mr. Dong was the Financial and Administrative Director of Media-Plus Group, a private company engaged in different businesses, including catering, retail sales, movies, comics and entertainment. From August 2002 to December 2007, Mr. Dong was employed by PricewaterhouseCoopers as a Manager, Assurance Services. Mr. Dong has a Bachelor of Arts in Economics from Fudan University, China.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation with respect to our fiscal years ended December 31, 2011 and December 31, 2010, paid or accrued by us to or on behalf of those persons who were our principal executive officer and principal financial officer, who we refer to as our “named executive officers.” There were no other executive officers whose compensation exceeding $100,000 during those two fiscal years.

Name	Year	Salary	All Other Compensation(1)	Total
Qinghuan Wu(2)	2011	$120,000	$5,000	$125,000
	2010	$72,508	$5,000	$77,508
Simon Dong(3)	2011	$102,274	$556	$102,830
	2010	—	—	—

(1)	Represents cost for automobile benefit.
(2)	Mr. Wu is the Company’s Chief Executive Officer and was the Company’s acting Chief Financial Officer until June 2011.
(3)	Mr. Dong was appointed the Company’s acting Chief Financial Officer in June 2011.

Base Salary

Our executive officers receive base salaries that are determined based on their responsibilities, skills and experience related to their respective positions within the context of the Chinese market. The amount and timing of an increase in base compensation depends upon, among other things, the individual’s performance, and the time interval and any added responsibilities since his or her last salary increase.

Outstanding Equity Awards at Fiscal Year-End

There are no equity awards outstanding at December 31, 2011 for any of the named executive officers.

Option Exercises

None of our named executive officers exercised any options during the year ended December 31, 2011.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We currently do not have any employment contracts or termination of employment and change-in-control arrangements with our named executive officers.

Retirement Plans and Employee Benefits

Our Chinese subsidiaries and our affiliated companies are required to provide certain employee benefits to their respective employees under Chinese law as described below:

Employees from outside of Shanghai, China.  For employees who are not the residents of Shanghai, as stipulated by the relevant laws and regulations for companies operating in the Shanghai, the employer company is required to contribute to a city-sponsored comprehensive insurance plan in an amount equal to 12.5% of a benchmark number consisting of 60% of the last year monthly average salary of the entire workforce in Shanghai (including the employer’s employees).

Outsourced employees.  We have entered into an agreement with a human resource service company to outsource the employees for manufacturing. The human resource service company will be responsible for the comprehensive insurance for these employees.

Senior management.  Our Chinese subsidiaries and our affiliated companies pay the premiums for accident insurance for a few members of their respective senior management.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation of Directors

Members of our Board of Directors who are also executive officers do not receive equity or cash compensation for their services as directors. Our policy is to reimburse our non-executive directors for reasonable expenses incurred in attending board of director or committee meetings or in connection with their services as members of the Board.

We entered into substantially similar Board of Directors — Retainer Agreements with each of our independent directors, Ye Tian (who resigned as of June 25, 2011), Dr. Yan Sum Kung, Jules Silbert and Estelle Lau. Pursuant to the terms of the Retainer Agreements, each director has agreed to serve as a director until the earlier of the termination of the Retainer Agreement or the two year anniversary of the effective date thereof. Each director will receive compensation for service on the Company's Board of Directors in the form of options to purchase the Company's common stock and, in some cases, cash retainer payments. The term of the options is ten years and the options vest in eight equal installments on each October 1, January 1, April 1 and July 1 during the term. The retainers are paid on a quarterly basis during the term of the Retainer Agreement. The Retainer Agreements automatically renew for successive terms upon the director's re-election to the Board of Directors for the period of such term, unless the Board of Directors determines not to renew a Retainer Agreement in its sole discretion.

Each Retainer Agreement automatically terminates upon the earlier to occur of (a) the death of the director, (b) the director's resignation or removal from, or failure to win election or re-election to, the Company's Board of Directors, or (c) upon the approval of the Company's Board of Directors, in its sole discretion. In the event of termination, the director is entitled to receive (i) payment of the portion of the retainer for service on the Company's Board of Directors which has accrued to such director through the date of termination, and (ii) the number of options that are vested as of the date of termination. The unaccrued portion of the retainer and any unvested options as of the date of termination will be forfeited by the director upon termination of the Retainer Agreement. Finally, each director has agreed not to compete with the Company during the term of the Retainer Agreement and for a period of six months thereafter.

The following table sets forth compensation information for the Company’s directors who are not named executive officers for the year ended December 31, 2011:

Name	Fees Earned	Option Awards(1)	Total
Ye Tian(2)	—	$227,738	$227,738
Estelle Lau	$30,000	$18,353	$48,353
Dr. Kung	$17,500	$7,067	$24,567
Jules Silbert	$17,500	$7,067	$24,567

(1)	Option award amounts reflect compensation costs for our directors for the year ended December 31, 2011, calculated in accordance with FASB ASC Topic 718 and using a Black-Scholes valuation model.
(2)	Mr. Tian resigned from the Board of Directors in June 2011.

CERTAIN TRANSACTIONS

Transactions with related persons, promoters and certain control persons

In 2005, Shanghai Engineering entered into agreements with the son of Mr. Qinghuan Wu, our Chairman and Chief Executive Officer, to lease office space. For the years ended December 31, 2010 and 2011, the Company paid $53,258 and $53,258, respectively, in rent to Mr. Qinghuan Wu's son.

On February 1, 2010, Mr. Qinghuan Wu, arranged for Haide Engineering (Hong Kong) Limited (“Haide”), a company controlled by Mr. Qinghuan Wu, to lend to the Company the sum of $1,000,000. The proceeds of this loan were forwarded to CER Yangzhou in the form of an investment which helped fund the Company’s new plant in Yangzhou, China. The loan is an interest only loan, bearing interest at the annual rate of 9.5%, and is unsecured. The Company is scheduled to pay the sum of $23,750 at the end of every three calendar months. The loan is unsecured and there are no guarantees of the interest or principal. Shanghai Engineering has subordinated its loan to those under the Loan Agreements. The Company repaid principal of $460,000 in December 2010. On October 10, 2011, CER paid the remaining outstanding principal due under the long-term loan. The prepayment sum of $548,550 represented the principal amount and the interest due.

Policy and Procedures Governing Related Person Transactions

The Audit Committee is responsible for reviewing all “related party transactions” on an on-going basis. All such related party transactions must be approved by the Audit Committee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC's rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year's Proxy Statement or Annual Report from us directly, please contact us by writing to China Energy Recovery, Inc., Building#26, No. 1388 Zhangdong Road, Zhangjiang Hi-tech Park, Shanghai, China 201203 Attention: Secretary.

OTHER MATTERS

Our Board of Directors does not know of any matters that are to be presented for action at the Annual Meeting other than those described in this Proxy Statement. Should any other matter come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

By Order of the Board of Directors

Qinghuan Wu,
President and Chief Executive Officer

September 7, 2012

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2011 is available without charge upon written request to: China Energy Recovery, Inc., Building#26, No. 1388 Zhangdong Road, Zhangjiang Hi-tech Park, Shanghai, China 201203 Attention: Secretary.

China Energy Recovery, Inc.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON October 29, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONTROL ID: «CONTROL_ID»
REQUEST ID: «REQUEST_ID»

The undersigned stockholder of **China Energy Recovery, Inc.**, a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated September 7, 2012, and hereby constitutes and appoints Qinghuan Wu and Simon Dong the proxy of the undersigned to vote with the same force and effect as the undersigned all shares of the Company's Common Stock which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders to be held on October 29, 2012, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/CGYV
PHONE:	Call toll free **1-866-752-VOTE (8683)**

→ **Please ensure you fold then detach and retain this portion of this Proxy** →

«NAME_1»
«NAME_2»
«NAME_3»
«NAME_4»
«ADDRESS_1»
«ADDRESS_2»
«ADDRESS_3»

ANNUAL MEETING OF THE STOCKHOLDERS OF
CHINA ENERGY RECOVERY, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Proposal 1 →	**FOR ALL**	**AGAINST**	**FOR ALL EXCEPT**
To elect five director nominees.	☐		
Qinghuan Wu		☐	☐
Qi Chen		☐	☐
Estelle Lau		☐	☐
Dr. Yan Sum Kung		☐	☐
Jules Silbert		☐	☐

CONTROL ID: «CONTROL_ID»
REQUEST ID: «REQUEST_ID»

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or adjournments thereof

MARK HERE FOR ADDRESS CHANGE ☐

New Address (if applicable):

____

____

____

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSAL 2.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED *FOR* ALL NOMINEES IN PROPOSAL 1, AND *FOR* PROPOSAL 2. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED SEPTEMBER 7, 2012 IS UNABLE TO SERVE OR WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated September 7, 2012, and the 2012 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

Dated: ____________________, 2012